Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust of our report dated March 30, 2026, relating to the financial statements and financial highlights of SA BlackRock Advantage International Portfolio (formerly SA Morgan Stanley International Equities Portfolio), SA Fidelity Institutional AM International Growth Portfolio, SA Franklin BW U.S. Large Cap Value Portfolio, SA Franklin Small Company Value Portfolio, SA Franklin Systematic U.S. Large Cap Core Portfolio, SA Franklin Systematic U.S. Large Cap Value Portfolio, SA Index Allocation 60/40 Portfolio, SA JPMorgan MFS Core Bond Portfolio, SA JPMorgan Ultra-Short Bond Portfolio, SA Large Cap Value Index Portfolio and SA MFS Large Cap Growth Portfolio, which appears in SunAmerica Series Trust’s Annual Report on Form N-CSR for the year ended January 31, 2026. We also consent to the references to us under the headings “Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

July 28, 2026